Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2015, except for the change in the composition of reportable segments discussed in Note 4 to the consolidated financial statements, as to which the date is May 6, 2015, relating to the financial statements and financial statement schedule, which appears in Sucampo Pharmaceuticals, Inc.’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2015.

Baltimore, Maryland

September 21, 2016